Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-226663on Form S-8 of our reports dated February 8, 2024 relating to the financial statements of Fortis Inc. (the “Corporation”) and the effectiveness of the Corporation’s internal control over financial reporting, appearing in the Corporation’s Annual Report on Form 40-F for the year ended December 31, 2023.

/s/ Deloitte LLP

St. John’s, Canada

December 30, 2024

Member of Deloitte Touche Tohmatsu Limited